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                                                                   EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the inclusion in this registration statement on Form SB-2 of our report dated September 3, 1997 (with respect to Note 1 , 1997), on the financial statements of Mortgage Plus Equity and Loan Holdings Corp. as at December 31, 1996 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."

Richard A. Eisner & Company, LLP

Florham Park, New Jersey

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  The foregoing consent is in the form that will be signed upon the completion of the transaction described in Note 1 to the financial statements.

Florham Park, New Jersey
November 12, 1997